AMENDMENT NO. 2

AMENDMENT NO. 2 (this "Amendment"), dated as of
August 13, 2003, to that certain Credit Agreement, dated as of January 16, 2003 (the "Credit Agreement"; capitalized terms used herein and not defined herein shall have the meaning set forth in the Credit Agreement), among HOLLYWOOD ENTERTAINMENT CORPORATION, an Oregon corporation, as borrower ("Borrower"), UBS AG, STAMFORD BRANCH, as administrative agent (the "Admin-istrative Agent") and the lenders from time to time party thereto (the "Lenders").

W I T N E S S E T H:
WHEREAS, subsection 11.1 of the Credit Agreement permits the Credit Agreement to be amended from time to time;
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE  Amendments.
(a) Subsection 1.1 of the Credit Agreement shall be
further amended by adding the following defined term: "Second Amendment Effective Date": the "Effective Date" under Amend-ment No. 2 to this Agreement.
(b) Subsection 1.1 of the Credit Agreement shall be
further amended by adding the following defined term: "Stock Repurchase": any repurchase by Borrower or any of its Subsidi-aries of any shares of Common Stock of the Borrower.
(c) Subsection 4.4(b)(vi) of the Credit Agreement
shall be amended by adding, immediately prior to the period appearing in such subsection: "provided that such prepayment shall be reduced by the amount, if any, of prepayments of the Loans required by subsection 8.12(e)(iii) (and actually made) during such fiscal year".
(d) Subsection 7.2(a) of the Credit Agreement shall
be amended by (1) deleting the word "and" at the end of sub-
section 7.2(a)(iii), (2) adding the word "and" at the end of subsection 7.2(a)(iv) and (3) adding a new subsection 7.2(a)(v), the text of which shall be: "in addition to the calculations required by clause (iv) of this subsection 7.2(a), beginning with the fiscal quarter ending September 30, 2003, Borrower shall provide a detailed calculation of the amount, if any, of Excess Cash Flow generated during (A) each quarterly period (and for the quarter ending September 30, 2003, Excess Cash Flow shall be calculated in accordance with the definition thereof as well as in accordance with the first proviso of subsection 8.12(e)) and (B) the period from the be-ginning of the calendar year in which such period falls to the end of such period."
(e) Subsection 8.1(k) of the Credit Agreement shall
be replacing by the figure "$350,000,000" in such subsection with the figure "$425,000,000".
(f) Subsection 8.12 of the Credit Agreement shall
be amended by:
(1) deleting the word "and" after the semi-colon in
clause (c) of such subsection,
(2) replacing the period in clause (d) of such sub-
section with text "; and" and
(3) adding a new clause (e) to such subsection, the
text of which shall be:
"Borrower and its Subsidiaries may make one or more
Stock Repurchases, the aggregate amount expended in
respect of which shall not exceed the sum of
(a) $30,000,000, plus (b) 50% of the aggregate Ex-
cess Cash Flow (provided that for the purposes of
determining Excess Cash Flow under this subsection
8.12(e) only (and not for purposes of subsection
4.4(b)(vi)), notwithstanding anything contained in
the definition of Excess Cash Flow, the $20,000,000
prepayment of Tranche B Term Loans made by Borrower
on July 16, 2003 shall not be deemed to be a payment
of principal in respect of Indebtedness under clause
(b)(ii) of the definition of Excess Cash Flow). from
and including July 1, 2003 to the time such Stock
Repurchase is to be made (to the extent such Excess
Cash Flow has been reported in compliance with sub-
section 7.2(a)(v)), minus (c) the amount of each
Stock Repurchase made in reliance on this subsection
8.12(e); provided that any such Stock Repurchase
shall only be permitted if:
 (i) before and after giving effect to such
Stock Repurchase, no Default or Event of Default
shall have occurred and be continuing;
 (ii) immediately before and immediately after
giving effect to such Stock Repurchase, the Revolv-
ing Credit Exposure (excluding amounts referred to
in clause (iii) of the definition thereof) is zero;
 (iii) concurrently with the making of such Stock
Repurchase, Borrower shall, to the extent any
Tranche B Term Loans are outstanding, prepay, in ac-
cordance with subsection 4.4(a), Tranche B Term
Loans in an amount equal to (1) to the extent that,
after giving effect to such Stock Repurchase, the
aggregate amount expended on Stock Repurchases made
in reliance on this subsection 8.12(e) shall exceed $30,000,000, the amount to be expended on such Stock Repurchase, less (2) the aggregate amount of any prepayments pursuant to subsection 4.4(a), to the
extent that such prepayments (A) shall have been
made after the Second Amendment Effective Date, (B)
shall not have been required pursuant to this clause
(iii) and (C) shall not have previously reduced any
prepayment required by this clause (iii);
 (iv) after giving effect to such Stock Repur-
chase, the aggregate amount expended by Borrower and
its Subsidiaries for all Stock Repurchases made in
reliance on this subsection 8.12(e) shall not exceed
$100,000,000; and
 (v) Borrower shall have provided to the Admin-
istrative Agent, prior to the making of such Stock
Repurchase, a certificate signed by the chief finan-
cial officer or treasurer of Borrower containing a
calculation showing (a) that such Stock Repurchase
is permitted pursuant to this subsection 8.12(e) and
(b) immediately after giving effect to such Stock
Repurchase, the aggregate amount that would be
available for further Stock Repurchases under this
subsection 8.12(e)."

SECTION TWO  Conditions to Effectiveness.  This
Amendment shall become effective as of the date (the "Effec-tive Date") when, and only when the Administrative Agent shall have received counterparts of this Amendment executed by each of Borrower, the Administrative Agent and a number of Lenders sufficient to constitute the Required Lenders. The effective-ness of this Amendment (other than Sections Five, Six and Seven hereof) is conditioned upon the accuracy of the repre-sentations and warranties set forth in Section Three hereof.

SECTION THREE Representations and Warranties; Cove-nants. In order to induce the Lenders and the Agents to enter into this Amendment, Borrower represents and warrants to each of the Lenders and the Agents that after giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing; and (b) (1) all of the representations and war-ranties in the Credit Agreement are true and complete in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (2) the amount of cash held by Bor-rower and its Subsidiaries as of July 31, 2003 was not less than $62,600,000.

SECTION FOUR  Reference to and Effect on the Credit
Agreement and the Notes. On and after the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring the Credit Agreement, and each reference in the Notes and each of the Credit Documents to "the Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agree-ment, as amended by this Amendment. The Credit Agreement, the Notes and each of the other Credit Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

SECTION FIVE  Costs, Expenses, Taxes and Amendment
Fee. Borrower agrees to pay all reasonable costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, with-out limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Lenders) in accordance with the terms of subsection 11.5 of the Credit Agreement. In the event the Required Lenders consent to this Amendment as contemplated in Section Two of this Amendment, Borrower cove-nants to pay a cash fee (the "Amendment Fee") on the Effective Date to each Lender that executes and delivers a signature page to this Amendment not later than 5:00 p.m. (New York time) on August 21, 2003 in an amount equal to 0.125% of the sum of (i) the aggregate amount of Loans then outstanding ow-ing to such Lender on the Effective Date plus (ii) the aggre-gate amount of the Available Revolving Credit Commitment of such Lender on the Effective Date. The Amendment Fee shall be paid by wire transfer of immediately available funds and dis-tributed by the Administrative Agent to the Lenders entitled thereto.

SECTION SIX Execution in Counterparts. This Amend-ment may be executed in any number of counterparts and by dif-ferent parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as de-livery of a manually executed counterpart of this Amendment.

SECTION SEVEN  Governing Law.  THIS AMENDMENT SHALL
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY PROVISIONS
THEREOF RELATING TO CONFLICTS OF LAW).
[Signature Pages Follow]

HOLLYWOOD ENTERTAINMENT
CORPORATION, as Borrower
By:
Name:
Title:

UBS AG, STAMFORD BRANCH, as
Administrative Agent
By:
Name:
Title:
By:
Name:
Title:

[INSERT NAME OF LENDER], as
Lender
By:
Name:
Title: